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                                                                    Exhibit 23.2


               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

     We consent to the use of our report dated April 18, 1997, with respect to the consolidated financial statements and schedule of PharMerica, Inc. and subsidiaries (formerly Pharmacy Corporation of America) included in the Registration Statement (Form S-4 No. 3352779) and related Prospectus of PharMerica, Inc. for the exchange of 8 3/8% of Senior Subordinated Notes due 2008.



                                                  ERNST & YOUNG LLP



June 19, 1998
Little Rock, Arkansas